Exhibit 99.1

Contact:

Sameer Desai

Senior Director, Corporate Development & Investor Relations

TTM Technologies, Inc.

+1 714 327 3050

sameer.desai@ttmtech.com

FOR IMMEDIATE RELEASE

TTM ANNOUNCES PROPOSED OFFERING OF $375 MILLION OF SENIOR NOTES DUE 2025

COSTA MESA, CA – September 11, 2017 - TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) announced today that it intends to offer, subject to market and other customary conditions, $375 million in aggregate principal amount of senior notes due 2025 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be the senior unsecured obligations of TTM and will be guaranteed by TTM’s subsidiaries that guarantee its senior secured credit facilities, subject to certain exceptions.

TTM previously announced that it has begun to syndicate a $350 million senior secured term loan (the “New Term Loan”). TTM intends to use the net proceeds of the offering of the Notes, together with expected borrowings from its New Term Loan, to refinance the indebtedness outstanding under TTM’s existing term loan facility and repay a portion of the amounts outstanding under TTM’s U.S. senior secured revolving credit facility, as well as to pay related fees and expenses.

The Notes and related guarantees are being offered in a private placement, solely to persons believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign security laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

Forward-looking Statements

This release contains forward-looking statements that relate to future events. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of the Notes, the consummation of the New Term Loan, and potential changes in market conditions constitute forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

IR Contact

Sameer Desai

Senior Director, Corporate Development & Investor Relations

sameer.desai@ttmtech.com

714-327-3050